Exhibit 4.6

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”) is dated as of the 20th day of November, 2014, by and between TREX COMPANY, INC., a Delaware corporation (the “Borrower”); each additional entity that hereafter becomes a party to the Credit Agreement (as hereinafter defined) as a Guarantor (as defined in the Credit Agreement) pursuant to Section 5.24 thereto (together with the Borrower, individually or collectively as the context may require, the “Debtor”); and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“BB&T”), in its capacity as Administrative Agent under the Credit Agreement referenced below, and acting as agent for itself and the other Secured Parties (as hereinafter defined) (in such capacities, together with its successors and assigns, including any successor Administrative Agent under the Credit Agreement, the “Administrative Agent” or the “Collateral Agent”).

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Second Amended and Restated Credit Agreement of even date herewith (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Debtor, the lenders from time to time party thereto (collectively, the “Lenders”), BB&T, as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and BB&T Capital Markets, as Lead Arranger.

The Borrower, BB&T and Wells Fargo Capital Finance, LLC (“Wells Fargo”) are parties to an Amended and Restated Security Agreement dated as of January 6, 2012 (the “Prior Security Agreement”), pursuant to which the Borrower granted to BB&T a security interest in certain collateral described therein for the benefit of the secured parties described therein. Contemporaneously with, but immediately prior to, the effectiveness of this Security Agreement, Wells Fargo has resigned as a collateral agent under the Prior Security Agreement, has assigned all of its right, title and interest as a collateral agent thereunder to BB&T and is no longer a Lender.

In connection with the Credit Agreement, the Lenders have required that the Debtor enter into this Security Agreement to amend and restate the terms of the Prior Security Agreement, to reaffirm the security interests created under and pursuant to the Prior Security Agreement, and to grant a security interest in favor of the Collateral Agent for the ratable benefit of the Secured Parties (as hereinafter defined) in the Collateral (as hereinafter defined).

Accordingly, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and the Collateral Agent hereby agree, and hereby agree to amend and restate the Prior Security Agreement in its entirety, as follows:

SECTION 1 – DEFINITIONS

The following terms shall have the following respective meanings:

“Accounts” means all of the Debtor’s now owned or hereafter acquired or arising “accounts,” as defined in the UCC, including any rights to payment for the sale or lease of Goods or rendition of services, whether or not they have been earned by performance.

“Chattel Paper” means all of the Debtor’s now owned or hereafter acquired “chattel paper,” as defined in the UCC, including electronic chattel paper.

“Collateral” has the meaning set forth in Section 2.

“Deposit Accounts” means all “deposit accounts,” as defined in the UCC, now or hereafter held in the name of the Debtor.

“Documents” means all “documents,” as defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by Debtor.

“Equipment” means all of the Debtor’s now owned or hereafter acquired “equipment,” as defined in the UCC, including all of the Debtor’s machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, and all of the Debtor’s rights and interests with respect to all such types of property leased by the Debtor (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“Event of Default” and “Default” have the respective meanings assigned thereto in the Credit Agreement.

“General Intangibles” means all of the Debtor’s now owned or hereafter acquired “general intangibles,” as defined in the UCC, including all general intangibles, choses in action and causes of action and all other intangible personal property of the Debtor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Debtor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to the Debtor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Debtor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor.

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“Goods” means all “goods,” as defined in the UCC, now owned or hereafter acquired by the Debtor, wherever located, including embedded software to the extent included in “goods” as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Instruments” means all “instruments,” as defined in the UCC, now owned or hereafter acquired by the Debtor.

“Inventory” means all of the Debtor’s now owned or hereafter acquired “inventory,” as defined in the UCC, including all Goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the Debtor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such Goods, merchandise, and all documents of title or other Documents representing them.

“Investment Property” means all of the Debtor’s now existing or hereafter arising right, title and interest in and to any and all “investment property,” as defined in the UCC, including all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

“IP Security Agreement” means an Intellectual Property Security Agreement in the form of Exhibit A attached hereto and made a part hereof.

“Lease” has the meaning set forth in Section 4.4.

“Letter-of-Credit Rights” means “letter-of-credit rights,” as defined in the UCC, now owned or hereafter acquired by the Debtor, including rights to payment or performance under a letter of credit, whether or not the Debtor, as beneficiary, has demanded or is entitled to demand payment or performance.

“Obligations” has the meaning set forth in the Credit Agreement.

“Olive Branch Property” means all real and personal property of the Debtor located in Olive Branch, Mississippi.

“Permitted Liens” means the Liens permitted under Section 5.10 of the Credit Agreement.

“Proprietary Rights” means all of the Debtor’s now owned or hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

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“Secured Parties” means, collectively: (1) the Administrative Agent (including in its capacity as Collateral Agent), (2) each Lender (including in such Lender’s capacity as a Hedge Counterparty or as a provider of Bank Products or Cash Management Services, as applicable), (3) each Affiliate of a Lender in such Affiliate’s capacity as a Hedge Counterparty or as a provider of Bank Products or Cash Management Services, as applicable, (4) the Swing Line Lender, (5) the Letter of Credit Issuer, and (6) the respective successors and assigns of each of the foregoing.

“Secured Obligations” has the meaning set forth in Section 3.

“Supporting Obligations” means all supporting obligations as such term is defined in the UCC.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the Commonwealth of Virginia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

All other capitalized terms used in this Security Agreement but not otherwise defined herein or in the Credit Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. All references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Security Agreement.

SECTION 2 – GRANT OF SECURITY INTEREST

The Debtor hereby reaffirms the prior grant pursuant to the Prior Security Agreement, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in, lien on, assignment of and right of set-off against, all of the Debtor’s right, title and interest in and to the following personal property and assets, whether now owned or hereafter acquired or arising, regardless of where located (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Inventory;

(iii) all Chattel Paper;

(iv) all Documents;

(v) all Instruments;

(vi) all Supporting Obligations and Letter of Credit Rights;

(vii) all General Intangibles (including payment intangibles and Software);

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(viii) all Investment Property;

(ix) all Goods;

(x) all Equipment;

(xi) all money, cash, cash equivalents, securities and other property of any kind of the Debtor, whether held directly or indirectly by the Collateral Agent, any other Secured Party or any other Person;

(xii) all of the Debtor’s Deposit Accounts, credits and balances with, and other claims against, the Collateral Agent, any other Secured Party or any of their respective affiliates, or any other financial institution with which the Debtor maintains deposits;

(xiii) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

(xiv) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies (whether or not such policy shall contain an endorsement in favor of the Collateral Agent or any other Secured Party), claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

Notwithstanding the foregoing, it is understood and agreed that, in accordance with Section 5.24 of the Credit Agreement, (a) with respect to any Investment Property consisting of Capital Securities or equivalent equity interests in any Foreign Subsidiary of the Debtor, the lesser of 65% or the entire interest owned by the Debtor of such Capital Securities or equivalent equity interests in such Foreign Subsidiary shall be included in the Collateral, and (b) the Collateral shall not include (1) any Capital Securities or equivalent equity interests in Trex Wood-Polymer Espana, S.L., or (2) the Olive Branch Property (collectively, the “Excluded Property”).

SECTION 3 – OBLIGATIONS SECURED

The security interests granted to the Collateral Agent herein for the ratable benefit of the Secured Parties shall secure: (a) the payment and performance of the Obligations and the Additional Secured Obligations; and (b) all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees incurred by the Collateral Agent or any other Secured Party for taxes and/or insurance relating to, or maintenance or preservation of, the Collateral or any part thereof, or incurred by the Collateral Agent or any other Secured Party arising from or in connection with the modification, workout, collection or enforcement of any of the Obligations or Additional Secured Obligations, including, without limitation, any such collection or enforcement of the Obligations or Additional Secured Obligations by any action or participation in, or in connection with a case or proceeding under, Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code or any successor statute (collectively, the “Secured Obligations”).

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SECTION 4 – REPRESENTATIONS

The Debtor represents and warrants to the Collateral Agent and each of the other Secured Parties (which representations and warranties will survive the execution of the Notes and the making of Advances) that:

4.1 Ownership of Collateral. The Debtor has rights (within the meaning of Section 9-203(b)(2) of the UCC) in the Collateral and has the unrestricted right to grant the Collateral Agent a security interest therein.

4.2 Location of Records. The chief executive office of the Debtor and the principal office where the Debtor maintains its books and records relating to the Collateral is located at the address listed next to the Debtor’s name on Schedule 4.2 attached hereto and by this reference incorporated herein. The Debtor will not change the location of its chief executive office or the location of the principal office in which it maintains its books and records without giving the Collateral Agent at least thirty (30) days’ prior written notice and unless, prior to such change, the Debtor shall have taken all action reasonably necessary or desirable, or that the Collateral Agent may otherwise reasonably request, to preserve, perfect, confirm and protect in the manner and to the extent provided for in this Security Agreement the security interests granted hereby.

4.3 Accounts. (a) Each existing Account represents, and each future Account will represent, a bona fide sale and delivery of Inventory by the Debtor, or rendition of services by the Debtor, in the ordinary course of the Debtor’s business; (b) each existing Account is, and each future Account will be, for a liquidated amount payable by the account debtor thereon on the terms set forth in the invoice therefor, without any offset, deduction, defense, or counterclaim except those known to the Debtor and disclosed to the Collateral Agent pursuant to this Security Agreement; and (c) all Inventory described in any invoice representing a sale of Goods will have been delivered or be in transit to the account debtor and all services of the Debtor described in each invoice will have been performed.

4.4 Inventory. As of the date hereof, the Inventory is maintained at the locations specified on Schedule 4.4 attached hereto and by this reference incorporated herein. The Debtor will not permit any Inventory having an aggregate value of $500,000 or greater to be maintained or stored in any location other than those listed on Schedule 4.4 without giving the Collateral Agent at least thirty (30) days’ prior written notice and, unless prior to such change, the Debtor shall have taken all action reasonably necessary or desirable or that the Collateral Agent may reasonably request, to preserve, perfect, confirm and protect in the manner and to the extent provided for in this Security Agreement the security interests granted hereby. The Debtor does not store and will not store any Inventory on any real property that is not owned by the Debtor in fee simple, except for (a) Inventory in transit to manufacturing plants or warehouses owned or leased by the Debtor or to customers in the ordinary course of business, (b) Inventory on premises subject to a lease of real property under which the Debtor is the lessee (each such lease, a “Lease”) for which the Collateral Agent has received an executed landlord waiver or subordination from the landlord (and any mortgagee) of such premises in form and substance satisfactory to the Collateral Agent (a “Lien Waiver”), (c) Inventory on premises subject to a Lease for which the Collateral Agent has not received a Lien Waiver, provided that the aggregate value of all such Inventory shall not exceed $500,000, (d) Inventory in a warehouse or with a

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bailee for which the Collateral Agent has received an executed warehouseman’s or bailee’s letter agreement in form and substance satisfactory to the Collateral Agent (a “Bailee Letter”), (e) Inventory in a warehouse or with a bailee for which the Collateral Agent has not received a Bailee Letter, provided that the aggregate value of all such Inventory shall not exceed $500,000, (f) Inventory in The Home Depot distribution centers pursuant to The Home Depot Consignment Agreements, (g) Inventory in Lowe’s distribution centers pursuant to the Lowe’s Consignment Agreements, and (h) Lowe’s “private label” Inventory held by certain distributors selected by Lowe’s (each, a “Lowe’s Distributor”) in each case pursuant to a distributor and consignment agreement between Trex and such Lowe’s Distributor (each a “Lowe’s Distributor Agreement” and collectively, the “Lowe’s Distributor Agreements”), provided that the Collateral Agent shall have received from each such Lowe’s Distributor a consignee agreement in form and substance satisfactory to the Collateral Agent.

4.5 Location of Equipment. As of the date hereof, the Equipment is maintained at the locations specified on Schedule 4.5 attached hereto and by this reference incorporated herein. The Debtor will not permit any Equipment having an aggregate value of $250,000 or greater to be stored in any location other than those listed on Schedule 4.5 without giving the Collateral Agent at least thirty (30) days’ prior written notice and, unless prior to such change, the Debtor shall have taken all action reasonably necessary or desirable or that the Collateral Agent may reasonably request, to preserve, perfect, confirm and protect in the manner and to the extent provided for in this Security Agreement the security interests granted hereby. The Debtor does not store and will not store any Equipment on any real property which is not owned by the Debtor in fee simple, except for (a) Equipment on premises subject to a Lease for which the Collateral Agent has received an executed Lien Waiver, (b) Equipment on premises subject to a Lease for which the Collateral Agent has not received a Lien Waiver, provided that the aggregate value of all such Equipment shall not exceed $200,000, (c) Equipment on the premises of any of the Debtor’s vendors, suppliers or processors for which the Collateral Agent has received an executed Lien Waiver or comparable access agreement in form and substance satisfactory to the Collateral Agent, and (d) Equipment on the premises of any of the Debtor’s vendors, suppliers or processors for which the Collateral Agent has not received an executed Lien Waiver or comparable access agreement in form and substance satisfactory to the Collateral Agent, provided that the value of the Equipment at any such location shall not exceed $600,000, and the aggregate value of all such Equipment shall not exceed $2,000,000.

4.6 Documents, Instruments and Chattel Paper. All Documents, Instruments and Chattel Paper are and will be owned by the Debtor, free and clear of all Liens other than Permitted Liens. If the Debtor retains possession of any Chattel Paper or Instruments with the Collateral Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Branch Banking and Trust Company, as Collateral Agent, for the benefit of the Secured Parties under and pursuant to a Second Amended and Restated Security Agreement dated as of November 20, 2014.”

4.7 Patents, Trademarks and Copyrights. The Debtor does not have any interest in, or title to, any registered United States patent, trademark or copyright, or any application therefor, except as set forth in Schedule 4.7 attached hereto and by this reference incorporated herein. The Debtor agrees to execute and deliver to the Collateral Agent one or more IP Security Agreements

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and, at the request of the Collateral Agent, to cause (i) any such IP Security Agreement covering patents and/or patent applications, together with an appropriately completed Recordation Form Cover Sheet (Patents Only), to be recorded with the United States Patent and Trademark Office, Assignment Division (the “USPTO”), (ii) any such IP Security Agreement covering trademarks and/or trademark applications, together with an appropriately completed Recordation Form Cover Sheet (Trademarks Only), to be recorded with the USPTO, and (iii) any such IP Security Agreement covering copyrights, together with an appropriately completed Document Coversheet for Recordation of Documents, to be recorded with the Copyright Office of the Library of Congress.

4.8 Prior Encumbrances. There are no existing Liens of any kind upon, or any security interests in, any of the Collateral owned by the Debtor, except for Permitted Liens. The Debtor will defend the Collateral owned by the Debtor against all claims and demands of all Persons at any time claiming any interest therein, except for claims and demands relating to Permitted Liens.

4.9 Financing Statements. Except for financing statements specified on Schedule 4.9 attached hereto and by this reference incorporated herein, no financing statement which names the Debtor or any of its trade names or divisions as debtor is on file in the jurisdiction of the Debtor’s organization, and the Debtor has not authorized any financing statement to be filed and the Debtor has not signed any security agreement authorizing any secured party thereunder to file any financing statements, except financing statements filed to perfect Permitted Liens.

4.10 Organizational Information. The jurisdiction of incorporation, the organizational identification number and the Federal Employer Identification Number of the Debtor are specified next to the Debtor’s name on Schedule 4.10 attached hereto and by this reference incorporated herein. The Debtor has only one state of organization.

4.11 Commercial Tort Claims. Except as described on Schedule 4.11 attached hereto and by this reference incorporated herein, there are no ongoing commercial tort claims with an amount in dispute in excess of $1,000,000 where the Debtor is the plaintiff.

SECTION 5 – COVENANTS

Until all of the Secured Obligations have been finally and indefeasibly paid and satisfied in full and the Revolving Commitment terminated, the Debtor covenants and agrees that:

5.1 Perfection and Protection of Security Interest.

(a) The Debtor shall, at its expense, perform all steps reasonably requested by the Collateral Agent at any time to perfect, maintain, protect, and enforce the Collateral Agent’s Liens, including without limitation: (i) filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Collateral Agent; (ii) delivering to the Collateral Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iii) when any Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by the Collateral Agent; (iv) placing notations on the Debtor’s books

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of account to disclose the Collateral Agent’s security interest; and (v) taking such other steps as are deemed reasonably necessary or desirable by the Collateral Agent to maintain and protect the Collateral Agent’s Liens. Notwithstanding the foregoing, unless any Event of Default shall have occurred and be continuing, the Debtor shall not be required to take any action to perfect the Collateral Agent’s Liens in (w) Investment Property with an aggregate value less than $100,000, (x) any Letter-of-Credit Rights with respect to any letter of credit with a face amount of $150,000 or less, but only to the extent that the aggregate face amount of all letters of credit does not exceed $750,000, (y) any Deposit Account with a balance of $150,000 or less at the close of any Business Day, but only to the extent that the aggregate number of Deposit Accounts does not exceed five (5) at any time, or (z) electronic Chattel Paper in an aggregate amount of less than $100,000. The Debtor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

(b) Upon the Collateral Agent’s request, the Debtor shall deliver to the Collateral Agent all Collateral consisting of negotiable or non-negotiable Documents, certificated securities (accompanied by stock powers executed in blank), Chattel Paper and Instruments promptly after the Debtor receives the same.

(c) Subject to Section 5.1(a), the Debtor shall take all steps necessary to grant the Collateral Agent control of all electronic Chattel Paper in accordance with the UCC.

(d) The Debtor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all personal property” or “all assets” of the Debtor (other than the Excluded Property), or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of Delaware or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of Delaware for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Debtor is an organization, the type of organization and any organizational identification number issued to the Debtor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Collateral Agent promptly upon request, and to pay on demand all fees, costs and expenses associated with all such filings. The Debtor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(e) The Debtor shall promptly notify the Collateral Agent of any commercial tort claim (as defined in the UCC) in excess of $1,000,000 acquired or owned by it and unless otherwise consented to by the Collateral Agent, the Debtor shall enter into a supplement to this Security Agreement, granting to the Collateral Agent a Lien in such commercial tort claim.

(f) Upon the Collateral Agent’s request, but not more frequently than once during each calendar year, the Debtor shall provide to the Collateral Agent a certificate of good standing from its state of incorporation or organization.

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(g) Without limiting the prohibitions on mergers involving the Debtor contained in the Credit Agreement, the Debtor will not change its name, operate under any assumed name, change its structure, reincorporate or reorganize itself, or change its jurisdiction of incorporation without giving the Collateral Agent at least thirty (30) days’ prior written notice and, unless prior to such change, the Debtor shall have taken all action reasonably necessary or desirable or that the Collateral Agent may reasonably request, to preserve, perfect, confirm and protect in the manner and to the extent provided for in this Security Agreement the security interests granted hereby.

(h) The Debtor acknowledges that it is not authorized to file any financing statement with respect to any of the Collateral, or any amendment or termination statement with respect to any such financing statement, without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to the Debtor’s rights under Section 9-509(d)(2) of the UCC.

(i) The Debtor shall not, except in connection with any Permitted Lien, enter into any contract or agreement that restricts or prohibits the grant of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing to the Collateral Agent.

5.2 Accounts.

(a) The Debtor shall not re-date any invoice, provided that the Debtor shall have the right, in the exercise of its reasonable business judgment, to re-date invoices that in the aggregate do not exceed at any one time $250,000. Except as otherwise permitted by the Credit Agreement, the Debtor shall not make sales on extended terms dating beyond that customary in the Debtor’s business (which customary terms include customer incentive terms) or extend or modify any Account except in the ordinary course of business.

(b) The Debtor shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without providing to the Collateral Agent prompt written notice thereof. Any such instrument shall be considered as evidence of proceeds of the Account and not payment thereof and the Debtor will promptly deliver such instrument to the Collateral Agent, endorsed without recourse by the Debtor to the Collateral Agent in a manner reasonably satisfactory in form and substance to the Collateral Agent.

(c) The Debtor shall notify the Collateral Agent promptly of all disputes and claims in excess of $500,000 with any account debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Collateral Agent or any other Secured Party. No discount, credit or allowance shall be granted to any such account debtor without the Collateral Agent’s prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Debtor’s business when no Event of Default exists hereunder. The Debtor shall send the Collateral Agent a copy of each credit memorandum in excess of $500,000 as soon as issued.

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(d) If an account debtor returns any Inventory to the Debtor when no Event of Default exists, then the Debtor shall promptly determine the reason for such return and shall issue a credit memorandum to the account debtor in the appropriate amount. The Debtor shall immediately report to the Collateral Agent any return involving an amount in excess of $500,000. Each such report shall indicate the reasons for the return and the locations and condition of the returned Inventory. In the event any account debtor returns Inventory to the Debtor when any Event of Default exists, the Debtor, upon the request of the Collateral Agent, shall: (i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Collateral Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Collateral Agent’s prior written consent. All returned Inventory shall be subject to the Collateral Agent’s Liens thereon.

5.3 Inventory.

(a) The Debtor will keep its Inventory in good and marketable condition, except for damaged or defective Goods arising in the ordinary course of the Debtor’s business. The Debtor agrees that all Inventory produced by the Debtor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Debtor will conduct a physical count of the Inventory at least once during each of its fiscal years, and after and during the continuation of any Event of Default, at such other times as the Collateral Agent requests. The Debtor will maintain a perpetual inventory reporting system at all times. The Debtor will not, without the Collateral Agent’s written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis, other than the sale of finished goods Inventory to The Home Depot, Lowe’s and/or an Lowe’s Distributor on consignment in accordance with The Home Depot Consignment Agreements, the Lowe’s Consignment Agreements, the Lowe’s Distributor Agreements and all other documents related to the consignment arrangements between the Debtor and each of The Home Depot, Lowe’s and the Lowe’s Distributors, true and complete copies of which on the date hereof have been provided to the Collateral Agent (collectively, the “Consignment Agreements”). The Debtor agrees that it (i) shall provide the Collateral Agent a copy of any material amendment, restatement, replacement, supplement or other modification of or to any of the Consignment Agreements not later than twenty (20) days after the effective date of any such amendment, restatement, replacement, supplement or other modification, (ii) shall immediately notify the Collateral Agent in writing of the occurrence of any default or event of default under or with respect to, or the termination of, any of the Consignment Agreements, (iii) unless prohibited by the Consignment Agreements, shall file and continuously maintain without any lapse in filing appropriate financing statements appropriately completed for filing under the Uniform Commercial Code of each jurisdiction in which the filing of a financing statement may be required, or reasonably requested by the Collateral Agent naming each of The Home Depot, Lowe’s and each Lowe’s Distributor as debtor, the Debtor as secured party and the Collateral Agent as assignee with respect to the Inventory that has been sold to each of The Home Depot, Lowe’s and the Lowe’s Distributors on consignment, (iv) upon request of the Collateral Agent, shall deliver to the Collateral Agent copies of reports, and updates of such reports as the Collateral Agent shall reasonably request, from an independent search service reasonably satisfactory to the Collateral Agent listing all effective financing statements that name The Home

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Depot, Lowe’s or any Lowe’s Distributor as debtor that are filed in the appropriate jurisdictions, together with copies of such financing statements, and the Debtor shall deliver to the Collateral Agent copies of all notices that the Debtor has sent to secured parties of record disclosed by such reports that have filed financing statements covering inventory of The Home Depot, Lowe’s or any Lowe’s Distributor manufactured by the Debtor, which notices shall be in form and substance satisfactory to the Collateral Agent, and (v) upon request of the Collateral Agent, shall deliver to the Collateral Agent all reports, lists, certificates and other papers required to be delivered by The Home Depot, Lowe’s or any Lowe’s Distributor under the applicable Consignment Agreements.

(b) In connection with any Inventory financed by a Letter of Credit with a face amount in excess of $500,000, the Debtor will, at the Collateral Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which the Collateral Agent holds a security interest to deliver them to the Collateral Agent and/or subject to the Collateral Agent’s order, and if they shall come into the Debtor’s possession, to deliver them, upon request, to the Collateral Agent in their original form. The Debtor shall also, at the Collateral Agent’s request, designate the Collateral Agent as the consignee on all bills of lading and other negotiable and non-negotiable Documents.

5.4 Equipment. The Debtor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. The Debtor shall not permit any Equipment that is part of the Collateral to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien. The Debtor will not, without the Collateral Agent’s prior written consent, alter or remove any identifying symbol or number on any of the Debtor’s Equipment constituting Collateral. Except to the extent permitted by the Credit Agreement, the Debtor shall not, without the Collateral Agent’s prior written consent, sell, license, lease as a lessor, or otherwise dispose of any of the Equipment. The Debtor will not use the Equipment or any of the other Collateral illegally.

5.5 Patents, Trademarks and Copyrights.

(a) Concurrently with the delivery of each Compliance Certificate by the Borrower pursuant to Section 5.01(d) of the Credit Agreement, the Debtor shall provide to the Collateral Agent a report with respect the Debtor’s patents, trademarks and copyrights, which report shall include (i) a listing of any new applications that have been filed by or on behalf of the Debtor for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, (ii) a listing of any new registrations that have been issued to the Debtor for any patent, trademark or copyright by the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, and (iii) a listing of (A) any application or registration relating to any United States patent, trademark or copyright which the Debtor has decided to abandon, (B) any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Debtor’s ownership of any

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United States patent, trademark or copyright, its right to register the same, or to keep and maintain the same, and (C) any known infringement, misappropriation or dilution by a third party of any United States patent, trademark or copyright of the Debtor.

(b) With respect to any new applications or registrations for any United States patent, trademark or copyright, upon request of the Collateral Agent, (i) the Debtor shall execute and deliver to the Collateral Agent an IP Security Agreement relating to the same, and (ii) cause such IP Security Agreement, together with an appropriately completed coversheet, to be recorded with the USPTO or the Copyright Office of the Library of Congress, as applicable.

(c) The Debtor shall take all actions necessary or advisable, in the exercise of its prudent business judgment, to maintain and pursue (or abandon) any application for any patent, trademark or copyright, to obtain the relevant registration and to maintain (or abandon) the registration of each of its patents, trademarks and copyrights (now or hereafter existing), including, if applicable, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(d) In the event that any of the Debtor’s patents, trademarks or copyrights is infringed upon, or misappropriated or diluted by a third party, the Debtor shall, in the exercise of its prudent business judgment, take such actions (or inactions) as the Debtor shall deem appropriate to protect (or abandon) such patent, trademark or copyright.

5.6 Maintenance of Records. The Debtor will keep and maintain, at its own cost and expense, in a manner consistent with past practice, complete and current records of the Collateral owned by it, including, but not limited to, a record of all shipments received, deliveries made, contracts performed, payments received, credits granted thereon and other dealings therewith. The Debtor shall timely provide the Collateral Agent with all such collateral reports as are required by the Credit Agreement, and all such additional reports as the Collateral Agent shall reasonably require. These reports shall be in the form previously provided to the Collateral Agent for their review or in form and detail as is reasonably satisfactory to the Collateral Agent. The Debtor will use all reasonable efforts to protect its records and books pertaining to any Collateral against fire, theft, loss or any other manner of destruction or loss. Such protection will consist of such protective means and devices as from time to time reasonably deemed necessary by the Collateral Agent. If the Debtor maintains its records of Accounts on a computer, it will maintain backup copies of such records, updated at reasonable intervals.

5.7 Inspection and Delivery of Collateral, Books and Records. The Collateral Agent, any other Secured Party or their respective agents, may at any reasonable time and from time to time and, if no Event of Default has occurred, upon reasonable prior notice, inspect the Collateral, and the books and records of the Debtor pertaining thereto. With the frequency and as provided in the Credit Agreement if no Event of Default has occurred and is continuing (there being no limitation on the frequency if any Event of Default has occurred and is continuing), the Debtor shall, at its own expense and cost, deliver or make available, at the Collateral Agent’s election, books and records pertaining to the Accounts (including Chattel Paper) to the Collateral Agent, or any designated agent of the Collateral Agent, at such time and place as the Collateral Agent may reasonably request.

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5.8 Expenses. The Debtor shall be liable for, and agrees to pay the Collateral Agent on demand, any and all reasonable expenses incurred or paid by the Collateral Agent or any other Secured Party in protecting or enforcing their respective rights under this Security Agreement, including, without limitation, reasonable attorneys’ fees, whether incurred in collecting specific Accounts or otherwise. If the Debtor shall fail, in violation of the terms of the Credit Agreement, to discharge taxes, liens, security interests or other encumbrances on the Collateral, other than Permitted Liens, or to repair any damage to the Collateral, or to maintain or preserve the Collateral or to maintain adequate insurance on the Collateral, in each case within twenty (20) days after written notice from the Collateral Agent, the Collateral Agent may, at its option, discharge such taxes, liens, security interests or other encumbrances on or in the Collateral, pay for the repair or damage to the Collateral, pay for the maintenance and preservation of the Collateral, and/or pay for insurance on the Collateral. The Debtor agrees to reimburse the Collateral Agent on demand for any payments so made and, until such reimbursement, to pay interest thereon at a fluctuating rate of interest equal to the Default Rate applicable to the Revolving Loans from the date of the payment until reimbursement therefor, which reimbursement and interest shall be a part of the Secured Obligations. Any payment made or other action taken by the Collateral Agent under this Section 5.8 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

5.9 Insurance. The Debtor will continuously insure the Collateral with financially sound and reputable insurance companies against fire (with extended coverage) in the full insurable value of the Collateral, and against such other casualties and in such amounts and with such deductibles as are usually carried by owners of similar businesses and properties in the same general areas in which the Debtor operates. The insurance policy (or policies) shall have attached thereto a standard loss payable clause, without contribution, in favor of the Collateral Agent as agent for the Secured Parties, as its interest may appear, and shall otherwise be in form reasonably acceptable to the Collateral Agent, and the Debtor will cause such policy (or policies) to provide that it (they) may not be canceled without thirty (30) days’ prior written notice to the Collateral Agent. The Debtor will deliver to the Collateral Agent evidence of the renewal or continuation of insurance at least ten (10) days before the expiration of the existing insurance. The Debtor hereby assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, any return of unearned premiums which may be due upon cancellation of any such policy or policies for any reason whatsoever and, upon the occurrence of any Event of Default and during the continuance thereof, directs the insurer(s) to pay to the Collateral Agent as agent for the Secured Parties any amounts so due.

5.10 Damage or Loss and Replacement.

(a) The Debtor shall promptly notify the Collateral Agent of any fire, theft, water damage, vandalism or other damage to or loss of any Inventory or Equipment to the extent that the uninsured portion of such damaged or lost Inventory or Equipment is in excess of $200,000. In the case of any loss, damage to or destruction of the Inventory or Equipment or any part thereof, the Debtor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at the Debtor’s cost and expense, will promptly repair or replace the Inventory or Equipment so lost, damaged or destroyed.

(b) In the event that the Debtor or the Collateral Agent shall receive any proceeds of insurance with respect to Inventory in excess of $250,000 in the aggregate in any fiscal year of the Debtor, provided no Default or Event of Default then exists, (a) the Debtor shall pay to the Collateral Agent, or the Collateral Agent shall retain, as applicable, an amount of such proceeds equal to the balance then outstanding under the Obligations, which amount the Collateral Agent shall promptly pay to the Secured Parties for application to the Obligations as provided in the Credit Agreement, and the Debtor shall be entitled to retain, or the Collateral Agent shall pay to the Debtor, as applicable, any such excess insurance proceeds or (b) if there is no balance then outstanding under the Obligations, then the Debtor shall be entitled to retain, or the Collateral Agent shall pay to the Debtor, as applicable, all such proceeds of insurance with respect to Inventory.

(c) In the event the Debtor shall receive any proceeds of insurance with respect to the Equipment in excess of $250,000 in the aggregate in any fiscal year of the Debtor, the Debtor shall immediately pay over such proceeds in excess of $250,000 to the Collateral Agent. Insurance proceeds received by the Collateral Agent under the provisions hereof or under any policy or policies of insurance covering the Equipment or any part thereof pursuant to the terms hereof in excess of $250,000 in the aggregate in any fiscal year of the Debtor shall be applied to the reduction of, or otherwise held as security for, the Secured Obligations (whether or not then due); provided, however, that the Collateral Agent agrees to release such insurance proceeds to the Debtor for the replacement, repair or restoration of the portion of the Equipment lost, damaged or destroyed if, but only if, (i) at the time of release no Default or Event of Default exists, (ii) a written request for such release is received from the Debtor within thirty (30) calendar days of receipt of, or in the event received by the Collateral Agent notice of the Collateral Agent’s receipt of, such insurance proceeds and (iii) the Debtor provides the Collateral Agent purchase orders or invoices for replacement property for, or for the repair or restoration of, the Equipment that was lost, damaged or destroyed giving rise to the payment of such insurance proceeds within 210 days of the occurrence of such loss, damage or destruction. Notwithstanding the foregoing, if, following the application of insurance proceeds to replace, repair or restore Equipment as provided in this Section 5.10(c), there is an amount of such proceeds which is less than $50,000 remaining, provided that no Default or Event of Default shall have occurred and be continuing, the Collateral Agent shall return such amount to the Debtor.

5.11 Further Assurances. Subject to the provisions of Section 5.1(a), the Debtor will from time to time, at the sole expense of the Debtor, promptly execute, deliver, file and record (as appropriate) all further instruments and documents, and take all further action as the Collateral Agent or any other Secured Party may reasonably deem necessary or prudent in order to perfect, continue and protect the security interests granted hereby or to enable the Collateral Agent or any other Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral or any part thereof.

SECTION 6 – SALES AND COLLECTIONS

6.1 Processing and Sales of Inventory. So long as no Event of Default shall have occurred and be continuing, the Debtor shall have the right in the regular course of its business to process and sell the Inventory. The security interests granted hereunder to the Collateral Agent as agent for the Secured Parties shall attach to all proceeds of all sales, leases, or other dispositions of the Inventory.

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6.2 Inventory Controls. Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent or its agent may secure all entrances to those parts of the premises of the Debtor in which any Inventory is stored and keep such entrances locked or otherwise sealed or institute such other control measures with respect to the movement of Inventory as the Collateral Agent may deem necessary or prudent, subject to the rights of third parties under any Lease.

6.3 Collection of Accounts. The Debtor shall, upon receipt of all checks, drafts, cash, and other remittances in payment of or on account of the Accounts, cause the same to be deposited to one or more Deposit Accounts maintained by the Debtor.

SECTION 7 – POWER OF ATTORNEY

The Debtor hereby appoints the Collateral Agent and the Collateral Agent’s designee as the Debtor’s attorney-in-fact, with full power of substitution: (a) effective upon the occurrence and during the continuance of any Event of Default, to endorse the Debtor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security constituting Collateral that come into the Collateral Agent’s or any other Secured Party’s possession; (b) effective upon the occurrence and during the continuance of any Event of Default, to sign the Debtor’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to execute loss claims and other applications for payment of benefits under any insurance policy covering any of the Collateral in the name of the Debtor or the Collateral Agent, to receive all monies and endorse drafts, checks, and other instruments for the payment of any proceeds of any insurance covering any of the Collateral, (d) effective upon the occurrence and during the continuance of any Event of Default, to notify the post office authorities to change the address for delivery of the Debtor’s mail to an address designated by the Collateral Agent and to receive, open and dispose of all mail addressed to the Debtor; (e) to send requests for verification of Accounts to customers or account debtors; (f) effective upon the occurrence and during the continuance of any Event of Default, to complete, in the Debtor’s name or the Collateral Agent’s name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (g) effective upon the occurrence and during the continuance of any Event of Default, to clear Inventory through customs in the Debtor’s name, the Collateral Agent’s name or the name of the Collateral Agent’s designee, and to sign and deliver to customs officials powers of attorney in the Debtor’s name for such purpose; (h) effective upon the occurrence and during the continuance of any Event of Default, to the extent that the Debtor’s authorization given in Section 5.1(d) of this Security Agreement is not sufficient (which authorization in Section 5.1(d) is effective, and which powers under Section 5.1(d) may be exercised by the Collateral Agent, before the occurrence of an Event of Default), to file such financing statements with respect to this Security Agreement (including without limitation financing statements in favor of the Debtor in connection with any consigned goods) as the Collateral Agent may deem appropriate; and (i) to do all other things

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necessary to carry out the terms of this Security Agreement. The Collateral Agent shall not be obligated to do any of the acts or exercise any of the powers hereinabove authorized, but, if the Collateral Agent elects to do any such act or exercise any such power, unless the Collateral Agent is guilty of gross negligence or willful misconduct in the exercise of such power, it shall not be accountable to the Debtor for more than it actually receives as a result of such exercise of power, and, in any event, none of the Collateral Agent, any other Secured Party nor any of their respective attorneys, will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This appointment shall be deemed a power coupled with an interest, shall be irrevocable, and shall not terminate until the Secured Obligations have been fully satisfied, the Credit Agreement has been terminated. The Debtor hereby ratifies and approves all acts of such attorney-in-fact.

SECTION 8 – NO LIABILITY

(a) The Debtor assumes all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral. The Secured Obligations shall not be affected by any failure of the Collateral Agent or any other Secured Party to take any steps to perfect the Collateral Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Debtor from any of the Secured Obligations. Following the occurrence and during the continuation of any Event of Default, the Collateral Agent may (but shall not be required to), without notice to or consent from the Debtor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Debtor for the Secured Obligations, or any other agreement now or hereafter existing between the Collateral Agent and/or any other Secured Party and the Debtor.

(b) It is expressly agreed by the Debtor that, anything herein to the contrary notwithstanding, the Debtor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by the Collateral Agent or any other Secured Party of any payment relating to any contract or license pursuant hereto. Neither the Collateral Agent nor any other Secured Party shall be required or obligated in any manner to perform or fulfill any of the obligations of the Debtor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c) The Collateral Agent may at any time after any Event of Default shall have occurred and be continuing (or if any rights of set-off (other than set-offs against an Account

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arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to the Debtor, notify account debtors, and other Persons obligated on the Collateral that the Collateral Agent has a security interest therein, and that payments shall be made directly to the Collateral Agent, for the ratable benefit of the Secured Parties. Upon the request of the Collateral Agent, the Debtor shall so notify account debtors, and other Persons obligated on Collateral. Once any such notice has been given to any account debtor or other Person obligated on the Collateral, the Debtor shall not give any contrary instructions to such account debtor or other Person without the Collateral Agent’s prior written consent.

(d) After the occurrence and during the continuance of any Event of Default, the Collateral Agent may at any time in the Collateral Agent’s own name or in the name of the Debtor communicate with account debtors, parties to contracts and agreements to which the Debtor is a party, and obligors in respect of Instruments, to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount and terms of Accounts, contracts and agreements, payment intangibles, Instruments and Chattel Paper. If any Event of Default shall have occurred and be continuing, the Debtor, at its own expense, shall cause the independent certified public accountants then engaged by the Debtor to prepare and deliver to the Collateral Agent at any time and from time to time promptly upon the Collateral Agent’s request the following reports with respect to the Debtor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as the Collateral Agent may request. The Debtor, at its own expense, shall deliver to the Collateral Agent the results of each physical verification, if any, which the Debtor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

(e) The Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. The Collateral Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

SECTION 9 – DEFAULT AND REMEDIES

(a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents, and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent, as agent for the Secured Parties, may, subject to the provisions of the Credit Agreement, exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Debtor expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Debtor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of the Debtor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving the Debtor or any other Person notice and opportunity for a hearing on the Collateral Agent’s claim or action and may collect,

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receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent and each other Secured Party shall have the right, upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which equity of redemption the Debtor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Collateral Agent shall have the right to conduct such sales on the Debtor’s premises or elsewhere and shall have the right to use the Debtor’s premises without charge for such time or times as the Collateral Agent deems necessary or advisable. Expenses of retaking, holding, preparing for sale, selling and the like shall include the reasonable attorneys’ fees and legal expenses of the Collateral Agent and the other Secured Parties, and each of them.

(b) After the occurrence and during the continuance of any Event of Default, the Debtor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at a place or places designated by the Collateral Agent which are reasonably convenient to the Collateral Agent and the Debtor, whether at the Debtor’s premises or elsewhere. Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent shall have no obligation to the Debtor to maintain or preserve the rights of the Debtor as against third parties with respect to Collateral while Collateral is in the possession of the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations in such order of application as is required by the Credit Agreement, and only after so paying over such net proceeds, and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Debtor. To the maximum extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or any other Secured Party as finally determined by a court of competent jurisdiction. The Collateral Agent will give the Debtor reasonable notice of the time and place of any public sale of the Collateral or any part thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The Debtor and the Collateral Agent agree that the requirements of reasonable notice shall be met if such notice is given to the Debtor at the address of the Debtor specified in Section 10.2 of this Security Agreement (or such other address that the Debtor may provide to the Collateral Agent in writing) at least ten (10) days before the time of the sale or disposition, but nothing contained herein shall be construed to mean that any other notice or a shorter period of time does not constitute reasonable notice for the sale of the

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Collateral or any part thereof. The Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any reasonable attorneys’ fees or other expenses incurred by the Collateral Agent or any other Secured Party to collect such deficiency.

(c) After the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right to enter upon the premises of the Debtor at any time for the purpose of reducing to possession the Accounts (including Chattel Paper) and all cash or non-cash proceeds thereof, for the purpose of taking possession of and using the current version of the Debtor’s accounts receivable computer software, and/or for the purpose of inspecting the Inventory and Equipment and inspecting and/or auditing the books, records and procedures of the Debtor. The Collateral Agent may deduct its expenses in collecting the Accounts from the proceeds applicable to the Secured Obligations. Such expenses shall include, without limitation, the costs of posting transactions to the books of the Debtor and performing such other bookkeeping and accounting tasks as the Collateral Agent may deem appropriate to collect any Account.

(d) Except as otherwise specifically provided herein or in the Credit Agreement, the Debtor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(e) For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 9 (including, without limiting the terms of this Section, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Debtor hereby grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by the Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

SECTION 10 – MISCELLANEOUS

10.1 Cumulative Rights and No Waiver. Except as otherwise expressly provided herein, in the Credit Agreement, or in any other Loan Document, each and every right granted to the Collateral Agent or any other Secured Party hereunder or under any other document delivered under or in connection with the Credit Agreement, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right, shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent or any other Secured Party of any right preclude any other or future exercise thereof or the exercise of any other right.

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10.2 Notices. Unless otherwise specified herein, all notices, requests and other communications to a party hereunder shall be in writing and shall be delivered in manner and at the address specified in Section 9.01 of the Credit Agreement. Rejection or refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

10.3 Applicable Law. This Security Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than Virginia are governed by the laws of such jurisdiction.

10.4 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE DEBTOR AND THE COLLATERAL AGENT (1) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, (2) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF VIRGINIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS SECURITY AGREEMENT, (3) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE COMMONWEALTH OF VIRGINIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS SECURITY AGREEMENT, AND (4) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 10.2 FOR THE GIVING OF NOTICE. NOTHING HEREIN CONTAINED, HOWEVER, SHALL: (I) PREVENT THE COLLATERAL AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST THE DEBTOR OR ANY OTHER LOAN PARTY PERSONALLY, AND AGAINST ANY ASSETS OF THE DEBTOR OR ANY OTHER LOAN PARTY, WITHIN ANY OTHER STATE OR JURISDICTION; OR (II) AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

10.5 Severability; Modification. If any provision hereof is invalid or unenforceable in any jurisdictions, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction; and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction. No modification, amendment or waiver of any provision of this Security Agreement, nor consent to any departure by the Debtor therefrom, shall in any event be effective unless the same shall be in writing, made in accordance with the Credit Agreement, and signed by the Collateral Agent and the Debtor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon the Debtor in any case shall entitle the Debtor to any other or further notice or demand in the same or similar circumstances.

10.6 Execution in Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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10.7 Amendment and Restatement; No Novation. This Security Agreement amends and restates in its entirety the Prior Security Agreement. This Security Agreement shall not be construed to constitute a novation with respect to the obligations described in the Prior Security Agreement or, except as otherwise expressly provided herein, in the Credit Agreement, or in any other Loan Document, any of the security interests and Liens created thereby or in connection therewith, the priority of each of which shall continue to date from the date of the original perfection thereof in connection with filings and other actions taken prior to the date hereof in connection with the Prior Security Agreement.

10.8 Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Debtor may not assign or otherwise transfer any of its rights or obligations hereunder.

[Signatures begin on following page]

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IN WITNESS WHEREOF, the Debtor and the Collateral Agent have caused this Security Agreement to be duly executed by their duly authorized officers, under seal, all as of the date first above written.

TREX COMPANY, INC.

By:	/s/ James E. Cline	(SEAL)
Name:	James E. Cline
Title:	Senior Vice President and
Chief Financial Officer

[Signatures continue on following page]

[Signature Page to Second Amended and Restated Security Agreement]

S-1

BRANCH BANKING AND TRUST COMPANY,
as Administrative Agent and Collateral Agent

By:	/s/ Matthew W. Rush	(SEAL)
Name:	Matthew W. Rush
Title:	Senior Vice President

[Signature Page to Second Amended and Restated Security Agreement]

S-2

[SCHEDULES ATTACHED SEPARATELY]

EXHIBIT A

FORM OF

IP SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “IP Security Agreement”) is dated as of the     day of             , 20    , by and between TREX COMPANY, INC., a Delaware corporation (the “Debtor”); and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“BB&T”), in its capacity as Administrative Agent under the Credit Agreement referenced below, and acting as agent for itself and the other Secured Parties (as defined in the Security Agreement, defined below) (in such capacities, together with its successors and assigns, including any successor Administrative Agent under the Credit Agreement, the “Administrative Agent” or the “Collateral Agent”).

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Second Amended and Restated Credit Agreement date as of November 20, 2014 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Debtor, the Lenders from time to time party thereto (collectively, the “Lenders”), BB&T, as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and BB&T Capital Markets, as Lead Arranger. The Debtor and the Collateral Agent are also parties to a Second Amended and Restated Security Agreement dated as of November     , 2014 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Security Agreement”).

Subject to the terms of the Security Agreement, the Debtor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in, lien on, assignment of and right of set-off against, all of the Debtor’s right, title and interest in and to the United States patents, patent applications, trademarks, trademark applications and copyrights described on Schedule 1 attached hereto and made a part hereof, to secure the payment and performance of the Secured Obligations (as defined in the Security Agreement).

This IP Security Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than Virginia are governed by the laws of such jurisdiction.

This IP Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

The provisions of this IP Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Debtor may not assign or otherwise transfer any of its rights or obligations hereunder. In the event of any conflict between the terms of this IP Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

IN WITNESS WHEREOF, the Debtor and the Collateral Agent have caused this IP Security Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

TREX COMPANY, INC.

By:	(SEAL)
Name:
Title:

[Signatures continue on following page]

BRANCH BANKING AND TRUST COMPANY,
as Collateral Agent

By:	(SEAL)
Name:
Title:

SCHEDULE 1 TO IP SECURITY AGREEMENT